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                                                                 EXHIBIT 10.8(b)

                                  PLEXUS CORP.
                        2004 INCENTIVE COMPENSATION PLAN
                            EXECUTIVE LEADERSHIP TEAM


PLAN OBJECTIVES

The primary objectives of the 2004 Incentive Compensation Plan (Plan) are to reward results delivered by plan participants that enhance shareholder value and to assist Plexus Corp. (Plexus) to attract, retain and motivate highly qualified and talented executives. The Plan provides annual variable incentive compensation opportunities to participants for the achievement of specified financial performance and other significant results that contribute to the overall success of Plexus. Increasing revenues, improving financial returns on capital employed, and achieving specific personal objectives are the three performance elements of this Plan.

PLAN YEAR

The Plan Year is effective October 1, 2003 and continues through September 30, 2004.

ELIGIBILITY FOR PLAN PARTICIPATION

Participation in this Plan is limited to the members of the Plexus Executive Leadership Team.

INCENTIVE PLAN COMPENSATION

Plan awards are to be calculated based upon the Plan Year base salary (salary excluding bonuses, paid commissions, reimbursed relocation expenses, or any other special pay, but including amounts deferred) of each participant adjusted for pro-rations as applicable (See Award Payment Timing and Eligibility, below). Incentive awards are calculated for each position (job) a participant holds through the plan year and are pro-rated accordingly based on calendar weeks in each position (FY 2004 = 52 weeks).

INCENTIVE PLAN PERFORMANCE MEASURES

The incentive performance measures, each of which stands independently of the others with regard to award opportunities, are:

     *     REVENUES: Total Fiscal Year 2004 Net Sales of Plexus Corp.
     *     RETURN ON AVERAGE CAPITAL EMPLOYED (ROCE): Annual Operating Income
           for Fiscal Year 2004 divided by Average Capital Employed.  Where,
               *    OPERATING INCOME: As reported in the company's audited
                    income statement for Fiscal Year 2004 adjusted, if
                    necessary, to eliminate non-recurring or unusual charges.
               * AVERAGE CAPITAL EMPLOYED: The 5 point average of the year-end Fiscal Year 2003 and the quarterly Fiscal Year 2004 Capital Employed balances.
                        * CAPITAL EMPLOYED: Total Assets (minus Cash) less non-interest bearing Current and Non-current Liabilities.

     * OBJECTIVES: Individual participant assigned objectives that relate to personal or site/location/department measurable goals for the plan year, typically 3 to 5, which have been reviewed with and approved by the participant's supervisor.


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INCENTIVE PLAN PERFORMANCE AND REWARD OPPORTUNITIES

Incentive compensation is paid based on the following achievement levels, resulting in a percentage determined according to the following matrix. That percentage is then applied to a "target bonus" amount, which is set separately for each individual.


               COMPONENT                  THRESHOLD    PAYOUT       TARGET       PAYOUT        MAXIMUM        PAYOUT
---------------------------------------- ------------ ---------- ------------- ------------ -------------- -------------
                REVENUE                       (a)          0%           (a)        (a)%           (a)           (a)%

                 ROCE                         (a)          0%           (a)        (a)%           (a)           (a)%

          PERSONAL OBJECTIVES                              0%                      (a)%                         (a)%

           TOTAL INCENTIVE =                               0%                      100%                         200%
 REVENUES + ROCE + PERSONAL OBJECTIVES
---------------------------------------- ------------ ---------- ------------- ------------ -------------- -------------


     (a) Specific threshold, target and maximum amounts, and percentages allocated to each component, are to be the same for each participant and determined with the approval of the Compensation and Leadership Development Committee; that information shall be communicated to eligible participants. Such determinations will be made on an annual basis, if it is decided to continue the Plan beyond fiscal 2004 (in which case all year references herein will be deemed to refer to the appropriate future year).

     * THRESHOLD: At or below Revenue and/or ROCE Thresholds, only personal objectives awards can be earned. Revenue and ROCE measures begin producing incentive awards for above Threshold achievement.

     * TARGET: Targets for the Revenue and ROCE measures relate to FY 2004 financial performance goals. Personal objectives relate to individual participant performance and may reflect personal, location, site, department, or other measurable requirements. Awards will be pro-rated on a straight-line basis for performance that falls between Threshold and Target achievement.

     * MAXIMUM: The maximum performance levels reflect the maximum award for each component. Awards will be pro-rated on a straight-line basis for performance that falls between Target and Maximum achievement.

Note: No award will be paid for any component if the company incurs a net loss for the fiscal year (excluding non-recurring or unusual charges).

AWARD PAYMENT TIMING AND ELIGIBILITY

Eligible participants will receive earned incentive awards no later than December 15, 2004 (payment date). Adjustments occur under the following circumstances:

     * PARTICIPANT TRANSFER: Awards will be pro-rated for participants who transfer between company organizations (sites, locations, departments, SBU's, etc.) based upon time spent in each job.

     * PARTICIPANT STATUS CHANGE: Participants changing status (to/from eligible/ineligible position) are to be pro-rated by eligible weeks on the company payroll divided by the number of weeks of the plan year (FY 2004 = 52 weeks).

     * EMPLOYMENT/RE-EMPLOYMENT: New or rehired employees who enter the Plan after the start of the Plan Year will receive a pro-rated award based on the time actually in the Plan.

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     *   EMPLOYMENT TERMINATION: Plan participants who leave the employ of
         Plexus (whether voluntarily or involuntarily) prior to the payout date (December 15, 2004), except in the case of retirement, disability, death or approval by the CEO, forfeit all rights to incentive awards accrued during the Plan Year.

     * RETIREMENT, DISABILITY, OR DEATH: "Retirement" means eligible for retirement under Plexus Corp.'s retirement guidelines. Disability means eligible for disability benefits and unable to continue in the employ of the company due to such disability. In the event of death, any payable award will be paid to the participant's beneficiary(ies), or to the estate in the event that no beneficiary is named, following the end of the Plan Year. Awards for participants who leave due to retirement, disability or death will be pro-rated by eligible weeks on the company payroll divided by the number of weeks of the plan year (FY 2004 = 52 weeks).

     * NON-PERFORMING EMPLOYEES: If at any time during the plan year an individual's performance is not satisfactory and the participant is on a formal written performance improvement plan, such participant may be removed from this Plan, and either no award or a reduced award will be paid to the individual. Final approval of such action will be made by Executive Leadership.

     * LEAVES OF ABSENCE: Awards for participants who are on an unpaid Leave of Absence will be pro-rated for the ROCE and Revenue components based upon eligible calendar weeks on the company payroll divided by the number of weeks of the plan year. (FY 2004 = 52 weeks)


COMMUNICATION

Each participant will receive a copy of this plan document and a Participant Award Opportunity Summary, which will include the individual's target bonus amount (which may be expressed as a dollar amount or as a percent of base salary, as described above) and the specific threshold, target and maximum amounts, and percentages allocated to each component (as described above). To ensure understanding of the status of plan awards, Management will communicate periodic performance trends and results to participants.

ADMINISTRATION

Overall policy direction shall be provided by the Board of Directors. Plan administration shall be the responsibility of the CEO with support and guidance from the Compensation and Leadership Development Committee of the Board of Directors.

EXCEPTIONS AND REVISIONS

It is conceivable that there may be particular situations which are not properly accommodated by the regular criteria and boundaries of the prevailing incentive program, e.g. the effect that an acquisition, a secondary offering, or the like, may have on Plexus' financial performance. Should such situation(s) occur, the CEO will recommend appropriate adjustments to the Compensation and Leadership Development Committee of the Board of Directors. If adjustments are made, the reason for such adjustments will be set forth in the Committee's Minutes and communicated to Plan participants. Nothing in this plan document or associated communications in any way promises or guarantees the compensation or employment of any participant with Plexus Corp. or any successor or related company(ies).

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